UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2005

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 600 Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 1, 2005, LECG Corporation (“Registrant”) filed a Current Report on Form 8-K with the United States Securities and Exchange Commission under Items 1.01, 2.02, 2.03 and 9.01 (the “Initial 8-K”).  This Form 8-K/A is filed as an amendment to the Initial 8-K as a clarification to a portion of Item 2.03 as described below.  All other aspects of the Initial 8-K remain unchanged.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.03 of the Initial 8-K describes certain changes to the credit facility of Registrant and its wholly-owned subsidiary LECG, LLC, a California limited liability company (together with Registrant, the “Company”) pursuant to the Fifth Amendment to Amended and Restated Credit Agreement (the “Amendment”) entered into by and among the Company, the Banks which are signatories thereto and U.S. Bank National Association, effective as of July 28, 2005.  To clarify which financial covenants under the credit facility have been modified pursuant to the Amendment, the last bullet point of Item 2.03 of the Initial 8-K is hereby restated in its entirety as follows:

•                  increasing the minimum EBITDA requirements imposed on the Company under certain restrictive covenants contained in the credit agreement, as amended, (i) by $2 million, from $16 million to $18 million, for the four fiscal quarters ended September 30, 2005 and (ii) by $7 million, from $18 million to $25 million, for the four fiscal quarters ended December 31, 2005 and thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION
(Registrant)

	By:	/s/ John C. Burke
John C. Burke
Chief Financial Officer
Date: August 2, 2005